Exhibit 99.1

News Release

Board Approves Change of Jurisdiction of Incorporation
from Switzerland to Ireland

GENEVA, Switzerland, April 2, 2014 - PRNewswire/ - Weatherford International Ltd. (NYSE / Euronext Paris / SIX: WFT) announced today that its Board of Directors has approved changing its place of incorporation from Switzerland to Ireland. Weatherford’s shareholders will be asked to approve the proposed change at an Extraordinary General Meeting of Shareholders expected to be held in June 2014.

Bernard J. Duroc-Danner, Weatherford’s Chairman, President and Chief Executive Officer, stated that “The redomiciliation from Switzerland to Ireland will provide the company with the ability to quickly and efficiently execute and move forward on our transformational path. Our incorporation under Irish law will strengthen Weatherford’s steady course allowing us to operate at the lowest possible cost while enhancing the company’s ability to retain, as well as further attract, the best women and men in the industry. With our determined focus on growing our core businesses and divesting non-core assets, the execution of our planned divestitures is essential and imperative to the company’s future success. Incorporation in Ireland will best ensure that we reach our goals as we embark on a new chapter in our history. Your participation and support will make this happen.”

If approved by shareholders, Weatherford expects the change of the place of incorporation to be effective as soon as practicable following the merger of Weatherford, the current Swiss parent company, into a newly-formed subsidiary incorporated under Irish law (“Weatherford Ireland”). After the merger, Weatherford Ireland will serve as the publicly traded parent of the Weatherford group of companies. Weatherford Ireland will continue to be subject to U.S. Securities and Exchange Commission (“SEC”) reporting requirements as well as the rules of the New York Stock Exchange. In conjunction with the merger, Weatherford expects to delist its shares from the SIX Swiss Exchange and NYSE Euronext Paris. On a related note, Weatherford has determined that it is in the best interest of its shareholders to conduct its annual general meeting after the Extraordinary General Meeting of Shareholders, and expects this to occur in September 2014 as an Irish company. Shareholders will be notified of the date of the 2014 annual meeting and the related record date and the date for shareholder submissions when approved by Weatherford’s Board of Directors and/or management.

Full details of the merger and the change in place of incorporation including the associated benefits and risks, will be provided in Weatherford’s proxy statement/prospectus with respect to the Extraordinary Annual General Meeting of Shareholders. Completion of the merger will be subject to various conditions described in the proxy statement/prospectus.

Important Additional Information Regarding the Merger Filed with the SEC
Weatherford Ireland has filed with the SEC a registration statement on Form S-4, which contains a proxy statement/prospectus in connection with the proposed merger, and each of Weatherford and Weatherford Ireland may be filing other relevant materials with the SEC in connection with the transaction.  Weatherford urges its shareholders - including participants in its equity based incentive compensation plans - and investors to read carefully the proxy statement/prospectus (and any other document that Weatherford or Weatherford Ireland subsequently files with the SEC) before making any voting or investment decision about the proposed Merger Agreement, because they contain important information about Weatherford, Weatherford Ireland and the proposed Merger Agreement and related transactions.  Shareholders and investors may obtain these documents, as well as other filings containing information about Weatherford and Weatherford Ireland, for free at the SEC’s website, www.sec.gov or at Weatherford’s website, www.weatherford.com - under “Investor Relations.” Shareholders may also obtain a copy of these documents free of charge by contacting Weatherford’s U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000.

Copies of any exhibits to Weatherford’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available upon written request, subject to a charge for copying and mailing.

Participants in Solicitation
Weatherford, Weatherford Ireland and their directors and executive officers and certain other members of management and employees, as well as AST Phoenix Advisors, as proxy solicitor, may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the matters to be voted upon at the Extraordinary General Meeting. Information about the directors and executive officers of Weatherford and their ownership in Weatherford is included in the proxy statement/prospectus filed with the SEC and the documents and information incorporated by reference therein. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC. You can obtain free copies of the documents by accessing the SEC’s and our website as described above.

About Weatherford
Weatherford is one of the largest multinational oilfield service companies. Weatherford’s product and service portfolio spans the lifecycle of the well, and includes formation evaluation, well construction, completion and production. Weatherford provides innovative solutions, technology and services to the oil and gas industry, and operates in over 100 countries currently employing more than 60,000 people worldwide.

Weatherford Contacts

Krishna Shivram	+1.713.836.4610
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Vice President - Investor Relations

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management, and are subject to significant risks, assumptions and uncertainties. These risks and uncertainties include, but are not limited to: the ability to complete the merger and related transactions to change the legal domicile of Weatherford (including our currently proposed timetable); realizing the expected benefits from such change; the tax effects of the change of jurisdiction of incorporation (including our maintaining Swiss tax residency), including as it relates to the merger and other transactions contemplated thereby; and Weatherford’s ability to obtain the necessary approvals and consents to the merger, including the approval of applicable Swiss authorities. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements also are affected by the risk factors described in Weatherford’s Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time-to-time in other filings with the SEC. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.